Exhibit 99.1

Revvity Announces Financial Results for the Fourth Quarter and Full Year of 2023

  Fourth quarter revenue of $696 million; (6)% reported growth; (7)% organic growth; (3)% non-COVID organic growth
  Fourth quarter GAAP EPS of $0.64; Adjusted EPS from continuing operations of $1.25
  Initiates full year 2024 guidance

WALTHAM, Mass.--(BUSINESS WIRE)--February 1, 2024--Revvity, Inc. (NYSE: RVTY), today reported financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023

The Company reported GAAP earnings per share of $0.64, as compared to $1.01 in the same period a year ago. GAAP revenue for the quarter was $696 million, as compared to $741 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $77 million, as compared to $137 million for the same period a year ago. GAAP operating profit margin from continuing operations was 11.1% as a percentage of revenue, as compared to 18.5% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.25, as compared to $1.41 in the same period a year ago. Adjusted revenue for the quarter was $696 million, as compared to $741 million in the same period a year ago. Adjusted operating income was $192 million, as compared to $240 million for the same period a year ago. Adjusted operating profit margin was 27.5% as a percentage of adjusted revenue, as compared to 32.3% in the same period a year ago.

Full Year 2023

The Company reported GAAP earnings per share of $5.55 in 2023, as compared to $4.50 in 2022. GAAP revenue for the year was $2,751 million, as compared to $3,312 million in 2022. GAAP operating income from continuing operations for the year was $301 million, as compared to $743 million for 2022. GAAP operating profit margin from continuing operations for the year was 10.9% as a percentage of revenue, as compared to 22.4% in 2022.

Adjusted earnings per share from continuing operations for the year was $4.65, as compared to $6.92 in 2022. Adjusted revenue for the year was $2,751 million, as compared to $3,313 million in 2022. Adjusted operating income for the year was $770 million, as compared to $1,212 million in 2022. Adjusted operating profit margin for the year was 28.0% as a percentage of adjusted revenue, as compared to 36.6% in 2022.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We persevered through continued industry headwinds and performed better than anticipated during the final months of 2023,” said Prahlad Singh, president and chief executive officer of Revvity. “We are leading with innovation to be a strategic scientific partner with our customers, which positions us well to continue to perform at a high level for years to come.”

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2023

Life Sciences

  Fourth quarter 2023 revenue was $320 million, as compared to $347 million in the same period a year ago. Reported revenue decreased 8% and organic revenue decreased 9% as compared to the same period a year ago.
  Full year 2023 revenue was $1,292 million, as compared to $1,293 million in 2022. Reported revenue and organic revenue were both flat as compared to the same period a year ago.
  Fourth quarter 2023 adjusted operating income was $118 million, as compared to $146 million in the same period a year ago. Adjusted operating profit margin was 36.9% as a percentage of adjusted revenue, as compared to 41.9% in the same period a year ago.
  Full year 2023 adjusted operating income was $489 million, as compared to $503 million in 2022. Adjusted operating profit margin was 37.9% as a percentage of adjusted revenue, as compared to 38.9% in 2022.

Diagnostics

  Fourth quarter 2023 revenue was $376 million, as compared to $394 million in the same period a year ago. Reported revenue decreased 4% and organic revenue decreased 6% as compared to the same period a year ago.
  Full year 2023 revenue was $1,459 million, as compared to $2,020 million in 2022. Reported revenue decreased 28% and organic revenue decreased 27% as compared to the same period a year ago.
  Fourth quarter 2023 adjusted operating income was $80 million, as compared to $113 million in the same period a year ago. Adjusted operating profit margin was 21.1% as a percentage of adjusted revenue, as compared to 28.7% in the same period a year ago.
  Full year 2023 adjusted operating income was $321 million, as compared to $782 million in 2022. Adjusted operating profit margin was 22.0% as a percentage of adjusted revenue, as compared to 38.7% in 2022.

Initiates Full Year 2024 Guidance

For the full year 2024, the Company forecasts total revenue of $2.79-$2.85 billion and adjusted earnings per share of $4.55-$4.75.

Guidance for the full year 2024 is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its fourth quarter and full year 2023 results and its outlook for business trends during a webcast on February 1, 2024, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "estimates," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2023 revenue of more than $2.7 billion and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

Stay updated by following our Newsroom, LinkedIn, X, YouTube, Facebook and Instagram.

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Revenue	$695,901	$741,214	$2,750,571	$3,311,822

Cost of revenue	312,423	304,884	1,210,880	1,321,992
Selling, general and administrative expenses	256,723	244,325	1,022,551	1,025,514
Research and development expenses	49,596	54,536	216,578	221,617

Operating income from continuing operations	77,159	137,469	300,562	742,699

Interest income	(18,363)	(1,565)	(72,131)	(3,589)
Interest expense	24,582	22,508	98,813	103,955
Change in fair value of financial securities	21,079	1,433	33,921	15,754
Other expense (income), net	18,482	(23,354)	56,983	(25,258)

Income from continuing operations, before income taxes	31,379	138,447	182,976	651,837

(Benefit from) provision for income taxes	(32,188)	40,950	3,473	139,161

Income from continuing operations	63,567	97,497	179,503	512,676

Income from discontinued operations	14,996	30,161	513,591	56,503

Net income	$78,563	$127,658	$693,094	$569,179

Diluted earnings per share:
Income from continuing operations	$0.52	$0.77	$1.44	$4.06

Income from discontinued operations	0.12	0.24	4.11	0.45

Net income	$0.64	$1.01	$5.55	$4.50

Weighted average diluted shares of common stock outstanding	123,412	126,476	124,812	126,426

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.52	$0.77	$1.44	$4.06
Amortization of intangible assets	0.73	0.71	2.93	2.93
Debt extinguishment costs	(0.00)	(0.02)	(0.03)	(0.02)
Purchase accounting adjustments	0.02	0.00	0.05	0.36
Acquisition and divestiture-related costs	0.08	0.11	0.71	0.32
Change in fair value of financial securities	0.17	0.01	0.27	0.12
Significant litigation matters and settlements	0.00	0.00	0.00	(0.00)
Significant environmental matters	0.01	-	0.02	-
Disposition of businesses and assets, net	-	(0.02)	-	(0.02)
Mark to market on postretirement benefits	0.08	(0.18)	0.08	(0.18)
Restructuring and other, net	0.09	(0.01)	0.21	0.11
Tax on above items	(0.29)	(0.07)	(1.02)	(0.84)
Significant tax items	(0.14)	0.12	(0.01)	0.10
Adjusted EPS from continuing operations	$1.25	$1.41	$4.65	$6.92

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
(In thousands, except percentages)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Adjusted revenue and operating income

Reported revenue	$695,901	$741,214	$2,750,571	$3,311,822
Revenue purchase accounting adjustments	209	205	827	814
Adjusted revenue	696,110	741,419	2,751,398	3,312,636

Reported operating income from continued operations	77,159	137,469	300,562	742,699
OP%	11.1%	18.5%	10.9%	22.4%
Amortization of intangible assets	89,624	90,169	365,113	370,638
Purchase accounting adjustments	2,899	87	5,956	45,681
Acquisition and divestiture-related costs	10,079	13,961	69,159	39,826
Significant litigation matters and settlements	12	5	12	(627)
Significant environmental matters	1,325	-	2,457	-
Restructuring and other, net	10,665	(1,863)	26,601	13,580
Adjusted operating income	$191,763	$239,828	$769,860	$1,211,797
OP%	27.5%	32.3%	28.0%	36.6%

Segment revenue and segment operating income

Life Sciences	$319,691	$347,425	$1,292,340	$1,292,909
Diagnostics	376,419	393,994	1,459,058	2,019,727
Revenue purchase accounting adjustments	(209)	(205)	(827)	(814)
Reported revenue	695,901	741,214	2,750,571	3,311,822

Life Sciences	117,939	145,582	489,349	503,243
	36.9%	41.9%	37.9%	38.9%
Diagnostics	79,514	113,004	320,928	781,985
	21.1%	28.7%	22.0%	38.7%
Corporate	(5,690)	(18,758)	(40,417)	(73,431)
Subtotal reportable segments adjusted operating income	191,763	239,828	769,860	1,211,797

Amortization of intangible assets	(89,624)	(90,169)	(365,113)	(370,638)
Purchase accounting adjustments	(2,899)	(87)	(5,956)	(45,681)
Acquisition and divestiture-related costs	(10,079)	(13,961)	(69,159)	(39,826)
Significant litigation matters and settlements	(12)	(5)	(12)	627
Significant environmental matters	(1,325)	-	(2,457)	-
Restructuring and other, net	(10,665)	1,863	(26,601)	(13,580)
Reported operating income from continued operations	$77,159	$137,469	$300,562	$742,699

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2023	January 1, 2023

Current assets:
Cash and cash equivalents	$913,163	$454,358
Marketable securities	689,916	-
Accounts receivable, net	632,811	612,780
Inventories, net	428,062	405,462
Other current assets	337,139	122,254
Current assets of discontinued operations	-	1,693,704
Total current assets	3,001,091	3,288,558

Property, plant and equipment, net	509,654	482,950
Operating lease right-of-use assets, net	155,083	188,351
Intangible assets, net	3,022,321	3,377,174
Goodwill	6,533,550	6,481,768
Other assets, net	342,966	311,054
Total assets	$13,564,665	$14,129,855

Current liabilities:
Current portion of long-term debt	$721,872	$470,929
Accounts payable	204,121	272,826
Accrued expenses and other current liabilities	524,470	527,863
Current liabilities of discontinued operations	-	272,865
Total current liabilities	1,450,463	1,544,483

Long-term debt	3,177,770	3,923,347
Long-term liabilities	930,946	1,109,181
Operating lease liabilities	132,747	169,968
Total liabilities	5,691,926	6,746,979

Total stockholders' equity	7,872,739	7,382,876
Total liabilities and stockholders' equity	$13,564,665	$14,129,855

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
	(In thousands)		(In thousands)

Operating activities:
Net income	$78,563	$127,658	$693,094	$569,179
Income from discontinued operations, net of income taxes	(14,996)	(30,161)	(513,591)	(56,503)
Income from continuing operations	63,567	97,497	179,503	512,676
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
Stock-based compensation	7,181	11,742	41,410	51,518
Restructuring and other, net	10,665	(1,863)	26,601	13,580
Depreciation and amortization	105,568	104,234	431,769	427,000
Pension and other postretirement expenses	23,089	(23,104)	23,089	(23,104)
Change in fair value of contingent consideration	2,450	(608)	4,168	(1,377)
Deferred taxes	(123,664)	(105,923)	(123,664)	(105,923)
Contingencies and non-cash tax matters	26,183	(1,488)	26,183	(1,488)
Amortization of deferred debt financing costs and accretion of discounts	1,549	1,264	7,349	7,310
Gains on disposition of businesses and assets, net	-	(2,887)	-	(2,887)
Change in fair value of financial securities	21,079	1,433	33,921	15,754
Debt extinguishment gain	(263)	(2,788)	(3,685)	(2,880)
Unrealized foreign exchange loss	410	-	24,089	-
Amortization of acquired inventory revaluation	-	250	-	45,289
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	21,916	(54,045)	(8,997)	66,093
Inventories	20,725	(4,159)	(14,109)	(48,634)
Accounts payable	8,968	(15,836)	(76,426)	(43,804)
Accrued expenses and other	31,181	123,466	(291,814)	(236,623)
Net cash provided by operating activities of continuing operations	220,604	127,185	279,387	672,500
Net cash (used in) provided by operating activities of discontinued operations	(23,991)	11,973	(188,115)	7,310
Net cash provided by operating activities	196,613	139,158	91,272	679,810

Investing activities:
Capital expenditures	(24,116)	(26,130)	(81,368)	(85,632)
Purchases of investments	(300)	(2,171)	(6,300)	(47,181)
Purchases of US Treasury Securities	(390,390)	-	(1,221,609)	-
Proceeds from US Treasury Securities	-		550,000
Proceeds from notes receivables	-	-	-	8,890
Proceeds from disposition of businesses and assets	-	8,841	153	14,505
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	-	250	(2,086)	(7,518)
Net cash used in investing activities of continuing operations	(414,806)	(19,210)	(761,210)	(116,936)
Net cash provided by (used in) investing activities of discontinued operations	-	(6,474)	2,074,734	(15,915)
Net cash (used in) provided by investing activities	(414,806)	(25,684)	1,313,524	(132,851)

Financing Activities:
Payments on borrowings	-	(20,000)	-	(240,000)
Proceeds from borrowings	-	20,000	-	240,000
Payments of term loan	-	-	-	(500,000)
Payments of senior unsecured notes	(5,835)	(50,404)	(523,808)	(57,876)
Payment of debt issuance costs	-	-	(15)	-
Settlement of cash flow hedges	-	-	-	(762)
Net (payments) proceeds on other credit facilities	(895)	(810)	6,323	(1,292)
Payments for acquisition-related contingent consideration	-	-	(10,117)	(5)
Proceeds from issuance of common stock under stock plans	623	7,860	4,344	14,114
Purchases of common stock	(4,868)	(24,501)	(388,882)	(80,638)
Dividends paid	(8,639)	(8,842)	(34,966)	(35,344)
Net cash used in financing activities of continuing operations	(19,614)	(76,697)	(947,121)	(661,803)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	14,222	17,657	(14,048)	(33,747)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(223,585)	54,434	443,627	(148,591)
Cash, cash equivalents, and restricted cash at beginning of period	1,137,958	416,312	470,746	619,337
Cash, cash equivalents, and restricted cash at end of period	$914,373	$470,746	$914,373	$470,746

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$913,163	$454,358	$913,163	$454,358
Restricted cash included in other current assets	1,210	1,040	1,210	1,040
Restricted cash included in other assets	-	349	-	349
Cash and cash equivalents included in current assets of discontinued operations	-	14,999	-	14,999
Total cash, cash equivalents and restricted cash	$914,373	$470,746	$914,373	$470,746

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Revvity
Three Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-6%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-7%
Less: effect of COVID products	-4%
Non-COVID organic revenue growth from continuing operations	-3%

Life Sciences
Three Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-8%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-9%

Diagnostics
Three Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-4%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-6%
Less: effect of COVID products	-8%
Non-COVID organic revenue growth from continuing operations	3%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Revvity
Twelve Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-17%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-16%
Less: effect of COVID products	-19%
Non-COVID organic revenue growth from continuing operations	2%

Life Sciences
Twelve Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth continuing operations	0%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	0%

Diagnostics
Twelve Months Ended
December 31, 2023
Organic revenue growth:
Reported revenue growth continuing operations	-28%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-27%
Less: effect of COVID products	-32%
Non-COVID organic revenue growth from continuing operations	5%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

We use the term “adjusted earnings per share from continuing operations” to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Depreciation of fixed assets ceased upon reporting the business as held for sale—we exclude the impact of ceasing depreciation of fixed assets that are held for sale. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such expenses were ceased.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Contact:
Fara Goldberg (781) 663-5699
fara.goldberg@revvity.com